AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 2003
                                                        REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            GENERAL ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

           NEW YORK                                     14-0689340
   (State of incorporation)                (IRS Employer Identification Number)

                              3135 EASTON TURNPIKE
                          FAIRFIELD, CONNECTICUT 06828
                                 (203) 373-2211
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                            MICHAEL R. MCALEVEY, ESQ.
                     CHIEF CORPORATE AND SECURITIES COUNSEL
                              3135 EASTON TURNPIKE
                          FAIRFIELD, CONNECTICUT 06828
                                 (203) 373-2967
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                    COPY TO:
                            STEVEN R. LOESHELLE, ESQ.
                              DEWEY BALLANTINE LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 259-8000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time after the effective date of this Registration Statement as determined by market conditions.

                                 --------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                         [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                               [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                      [ ]
     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                              [ ]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
     Title of Each Class        Amount to be   Proposed Maximum Offering    Proposed Maximum               Amount of
     Of Securities to be         Registered       Price Per Unit (2)            Aggregate        Registration Fee (1)(5)(7)
         Registered                (1)(4)                                    Offering Price
                                                                                (1)(3)(4)
---------------------------------------------------------------------------------------------------------------------------
 Debt Securities, Warrants,
Guarantees and Common Stock,
 par value $.06 per share
     (6)...............        $5,000,000,000                                $5,000,000,000                $404,500
===========================================================================================================================

(1) There is being registered hereunder an indeterminate number or amount of debt securities, warrants, guarantees and common stock, par value $.06 per share, as may from time to time be issued at indeterminate prices. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $5,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2) Omitted pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, as amended.
(3)  Estimated solely for the purpose of determining the registration fee.
(4) Includes interests in the guarantees offered from time to time to holders of specified underlying securities. No separate consideration will be received for the guarantees.
(5) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(g), no registration fee is attributable to the warrants registered hereby.
(6) Includes such indeterminate principal amount of debt securities, such indeterminate number of warrants, such indeterminate number of shares of common stock, par value $.06 per share, and such indeterminate amount of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act) as may be offered pursuant to this Registration Statement.

(7) GE previously paid a registration fee of $11,757,593.15 upon the filing of the registration statement on Form S-4 initially filed by GE on November 13, 2000 (Registration No. 333-49710) in connection with the planned merger of Honeywell International Inc. into a wholly-owned subsidiary of GE. That transaction was not consummated and the shares registered under Registration No. 333-49710 were not issued. Pursuant to Rule 457(p), the registration fee of $98,410.75 for the registration statement on Form S-4 initially filed by GE on December 28, 2001 (Registration No. 333-76066), the registration fee of $4,600,000.00 for the registration statement on Form S-3 initially filed by General Electric Capital Corporation, a wholly owned subsidiary of GE, on March 18, 2002 (Registration No. 333-84462), the registration fee of $74,216.40 for the registration statement on Form S-3 initially filed on July 17, 2002 (Registration No. 333-96571), the registration fee of $35,156.88 for the registration statement on Form S-8 initially filed on August 28, 2002 (Registration No. 333-98877), the registration fee of $251,620.00 for the registration statement on Form S-8 initially filed on September 17, 2002 (Registration No. 333-99671), the registration fee of $4,600,000.00 for the registration statement on Form S-3 initially filed by General Electric Capital Corporation on October 11, 2002 (Registration No. 333-100527), the registration fee of $24,906.00 for the registration statement on Form S-4 initially filed on December 23, 2002 (Registration No. 333-102111), the registration fee of $404,500 for the registration statement on Form S-3 initially filed on April 14, 2003 (Registration No. 333-104526) and the registration fee of $28,270.57 for the registration statement on Form S-4 initially filed on August 1, 2003 (Registration No. 333-107556) were offset against the total registration fee paid on Registration No. 333-49710, leaving a balance of $1,640,512.55 on the fee paid for Registration No. 333-49710. Pursuant to Rule 457(p), the full amount of the registration fee currently due for this registration statement has been offset against a portion of the remaining balance of the fee paid for Registration No. 333-49710. After such offset, a balance of $1,236,012.55 remains from the fee paid for Registration No. 333-49710.

                                 --------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2003

PROSPECTUS

                                 $5,000,000,000

                            GENERAL ELECTRIC COMPANY
                                 DEBT SECURITIES
                         WARRANTS TO PURCHASE SECURITIES
                                   GUARANTEES
                                  COMMON STOCK

We may offer from time to time:

o   senior or subordinated unsecured debt securities,

o   shares of our common stock, par value $.06 per share,

o warrants to purchase any of the other securities that may be sold under this prospectus, and

o   senior or subordinated unsecured guarantees.

     The securities will have an aggregate initial offering price of up to $5,000,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

     WE WILL PROVIDE SPECIFIC TERMS OF ANY OFFERING IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

     OUR COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "GE."

     THE MAILING ADDRESS OF OUR PRINCIPAL EXECUTIVE OFFICES IS 3135 EASTON TURNPIKE, FAIRFIELD, CONNECTICUT 06828. OUR TELEPHONE NUMBER IS 203-373-2211.

                                ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

     This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.



_________________, 200__

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS........................................................3
WHERE YOU CAN FIND MORE INFORMATION..........................................3
THE COMPANY..................................................................4
RATIO OF EARNINGS TO FIXED CHARGES...........................................4
USE OF PROCEEDS..............................................................5
GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL...........................5
DESCRIPTION OF DEBT SECURITIES...............................................5
DESCRIPTION OF COMMON STOCK.................................................14
DESCRIPTION OF WARRANTS.....................................................15
DESCRIPTION OF GUARANTEES...................................................16
ERISA MATTERS...............................................................16
PLAN OF DISTRIBUTION........................................................16
LEGAL MATTERS...............................................................18
EXPERTS.....................................................................18

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a U.S. dollar amount that does not exceed $5,000,000,000. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

         This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

         REFERENCES IN THIS PROSPECTUS TO GE, WE, US AND OUR ARE TO GENERAL ELECTRIC COMPANY.

                                ---------------

                      WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE"). You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our Internet site at http://www.ge.com. However, the information on our Internet site is not a part of this prospectus supplement or the accompanying prospectus.

          The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that may be offered by this prospectus; PROVIDED, HOWEVER, that we are not incorporating any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K.

          o    Annual Report on Form 10-K for the year ended December 31, 2002;

          o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

          o Current Reports on Form 8-K filed January 29, 2003, April 10, 2003, April 11, 2003, October 10, 2003, October 29, 2003 and
               November 19, 2003.

          You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

          General Electric Company
          3135 Easton Turnpike
          Fairfield, Connecticut 06828
          Attn:  Investor Communications
          (203) 373-2211

                                   THE COMPANY

         GE is one of the largest and most diversified industrial corporations in the world. GE has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, GE has developed or acquired new technologies and services that have broadened considerably the scope of its activities.

         GE's products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; engineered materials, such as plastics, silicones and superabrasive industrial diamonds; and chemicals for treatment of water and process systems.

         GE's services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and, through the third quarter of 2002, computer-related information services. Through its affiliate, National Broadcasting Company, Inc., GE delivers network television services, operates television stations, and provides broadcast, cable, Internet and multimedia programming and distribution services. Through another affiliate, General Electric Capital Services, Inc. ("GECS"), GE offers a broad array of financial and other services, including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, and specialty insurance and reinsurance.

                       RATIO OF EARNINGS TO FIXED CHARGES

     As mentioned in Note 1 to our consolidated financial statements in our Current Report on Form 8-K filed April 10, 2003, which is incorporated by reference in this prospectus, our consolidated financial statements represent the adding together of ourselves and all affiliates--companies we directly or indirectly control.

     The following table contains our ratio of earnings to fixed charges for the periods indicated.

                         GE AND CONSOLIDATED AFFILIATES

                             YEAR ENDED DECEMBER 31,
--------------------------------------------------------------------------------
 NINE MONTHS ENDED
SEPTEMBER 30, 2003     2002        2001         2000         1999        1998
--------------------------------------------------------------------------------
       2.75x          2.75x        2.68x       2.48x        2.46x        2.31x
--------------------------------------------------------------------------------

         In the above calculations, earnings for all periods consist of earnings before income taxes, minority interest and cumulative effect of changes in accounting principles of GE and its consolidated affiliates. Earnings are also adjusted to add amounts charged to consolidated expenses of GE and its consolidated affiliates during the period for interest and other financial charges and an amount representative of the interest factor in rentals (for this purpose, the interest factor is assumed to be one-third of rental expense).
Fixed charges consist of all interest and financial charges, including capitalized interest, and one-third of rental expense for companies included in the consolidated group.

                                 USE OF PROCEEDS

         Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

               GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

         We, directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, up to $5,000,000,000 (or the equivalent in one or more foreign currencies or currency units) aggregate initial offering price of:

     o our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

     o    shares of our common stock, par value $.06 per share;

     o warrants to purchase any of the other securities that may be sold under this prospectus;

     o    senior or subordinated unsecured guarantees; or

     o    any combination of these securities.

         The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

         The description below of the general terms of the debt securities will be supplemented by the more specific terms in a prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supercede the terms described in this prospectus.

         The debt securities offered by this prospectus will be unsecured obligations of GE and will be either senior or subordinated debt. We will issue the debt securities under one of two separate indentures between us and The Bank of New York (the "Trustee"). Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series or establish additional terms for such series of debt securities. None of the indentures limits the amount of debt securities or other unsecured debt which we or our subsidiaries may issue. As of the date of this prospectus, we have issued two series of senior debt securities under our senior note indenture, dated as of January 1, 2003, between us and The Bank of New York, as trustee: $5 billion of our 5% Notes due 2013 and $2.5 billion of our LIBOR Floating Rate Notes due 2005.

         Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors. In addition, a substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, GE's rights and the rights of GE's creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary's liquidation may be subject to the prior claims of the subsidiary's other creditors.

         In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are filed as exhibits to the registration statement. To obtain a copy of the applicable indenture, see "Where You Can Find More Information" in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, including defined terms.

         A prospectus supplement will specify the applicable following terms of any issue of debt securities we may offer:

     o the designation or title, the aggregate principal amount and the authorized denominations if other than $1,000 and integral multiples of $1,000;

     o    whether the debt securities will be senior or subordinated debt;

     o    the price(s) at which debt securities will be issued;

     o whether such debt securities will be issued pursuant to a medium term notes program;

     o the percentage of their principal amount at which the debt securities will be issued and, if applicable, the method of determining the price;

     o the date or dates on which the debt securities will mature and any right to extend such date or dates;

     o the currency, currencies or currency units in which payments on the debt securities will be payable and the manner of determining the US dollar equivalent for purposes of determining outstanding debt securities of a series;

     o the rate or rates at which the debt securities will bear interest, if any, or the method of determination (including indices) of such rate or rates;

     o the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

     o    any mandatory or optional sinking fund or analogous provisions;

     o the prices, if any, at which, the dates at or after which and the terms upon which, we may or must repay, repurchase or redeem the debt securities;

     o the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or another company's securities or property or settled for the cash value of securities issued by us or a third party and the terms for any such conversion or exchange or settlement;

     o    the exchanges, if any, on which the debt securities may be listed;

     o any special provisions for the payment of additional amounts with respect to the debt securities;

     o whether the debt securities are to be issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

     o each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange, if other than the corporate trust office of the Trustee;

     o any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

     o the trustee under the indenture pursuant to which the debt securities are to be issued;

     o whether the debt securities will be subject to defeasance or covenant defeasance; and

     o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

         The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of GE. The subordinated debt securities will be unsecured and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt (as defined herein) of GE. See "Subordination" below.

         Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will describe any Federal income tax consequences and other special considerations applicable to discounted debt securities.

PAYMENT AND TRANSFER

         Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the Trustee or another agent of GE. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement, if other than the corporate trust office of the Trustee, or by mailing a check to you at the address we have for you in the register.

         Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement, if other than the corporate trust office of the Trustee. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

         Neither GE nor the Trustee will impose any service charge for any transfer or exchange of a debt security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

         If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

GLOBAL NOTES, DELIVERY AND FORM

         Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes (as defined below) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities.

         Except as set forth below, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

         The Depository has advised us as follows:

     o    The Depository is:

          o a limited purpose trust company organized under the laws of the State of New York;

          o a "banking organization" within the meaning of the New York banking law;

          o    a member of the Federal Reserve System;

          o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

          o    a  "clearing agency"  registered  pursuant  to the  provisions of
               Section 17A of the Securities Exchange Act of 1934.

     o The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

     o The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

     o Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     o Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters.

     o Ownership of beneficial interests in a Global Note and the transfers of ownership will be effected only through, records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

         So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indenture.

         We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

         Neither we, the Trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

         As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

     o if the Depository is at any time unwilling or unable to continue as depository or if at any time the Depository ceases to be registered or in good standing under the Securities Exchange Act of 1934, or other applicable statute or regulation, and a successor depository is not appointed by us within 90 days, or

     o    if we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

MODIFICATION OF THE INDENTURES

         In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification voting as one class consent to it. However, Section
9.02 of each indenture provides that, unless each affected holder agrees, we cannot

     o    make adverse changes to any payment terms of a debt security such as:

          o    extending the maturity date or dates;

          o extending the date on which we have to pay interest or make a sinking fund payment, other than deferrals of the payments of interest during any extension period as described in any applicable prospectus supplement;

          o    reducing the interest rate;

          o    reducing the amount of principal we have to repay;

          o changing the currency in which we have to make any payment of principal, premium or interest;

          o modifying any redemption or repurchase right to the detriment of the holder; or

          o    impairing any right of a holder to bring suit for payment;

     o reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

     o    waive any past payment default; or

     o    make any change to Section 9.02.

         However, if we and the Trustee agree, we can amend the indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

         In addition, the subordinated note indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities.

CONSOLIDATION, MERGER AND SALE

         GE shall not consolidate with or merge into any other corporation or entity or convey, transfer or lease its properties and assets substantially as an entirety, unless (1) such other corporation or entity expressly assumes, by supplemental indenture executed and delivered to the trustee, the payment of the principal of and premium, if any, and interest on all the debt securities and the performance of every covenant of the indenture on the part of GE to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) GE has delivered to the trustee an officers' certificate and opinion of counsel, each stating that such transaction complies with the provisions of the indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

EVENTS OF DEFAULT

         Each indenture defines an Event of Default with respect to any series of debt securities. Unless otherwise provided in the applicable prospectus supplement, Events of Default are any of the following:

     o default in any payment of principal or premium, if any, on any debt security of such series when due;

     o default for 30 days in payment of any interest, if any, on any debt security of such series (subject to the deferral of any due date in the case of an extension period);

     o default in the making or satisfaction of any sinking fund payment or analogous obligation for 30 days on the debt securities of such series;

     o default for 90 days after written notice, as provided in the indenture, to GE in performance of any other covenant in respect of the debt securities of such series contained in such indenture;

     o    certain events of bankruptcy, insolvency or reorganization; or

     o any other event of default provided with respect to debt securities of a series.

         An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each indenture provides that the Trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the Trustee considers it in the interest of such holders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series or in the making of any sinking fund instalment or analogous obligation with respect to such series.

         If an Event of Default occurs and continues, the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the series affected may require GE to repay the entire principal amount (or in the case of discounted securities, a specified portion of the principal amount) of the debt securities of such series immediately ("Repayment Acceleration"). In most instances, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an Event of Default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

         Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such debt securities. The holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected may waive any past default with respect to such series, except, unless previously cured, a default in the payment of principal, premium, if any, or interest.

CONVERSION AND EXCHANGE RIGHTS

         The debt securities of any series may be convertible into or exchangeable for other securities of GE or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

DEFEASANCE AND DISCHARGE

         The following discussion of full, or legal, defeasance and discharge will apply to any series of debt securities unless otherwise indicated in the applicable prospectus supplement with respect to the debt securities of a series.

         Each indenture provides that if we choose to have the defeasance and discharge provision applied to the debt securities, we can legally release ourselves from any payment or other obligations on the debt securities, except for the ministerial obligations described below, if we put in place the following arrangements for you to be repaid:

     o We must deposit in trust for the benefit of all direct holders of debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make any interest, premium, principal or other payments on the debt securities on their various due dates.

     o We must deliver to the trustee a legal opinion of our counsel confirming that we received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in U.S. federal income tax law, and, in either case, under then current U.S. law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

         In addition, the subordinated note indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective.

         However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

     o    to register the transfer and exchange of debt securities;

     o    to replace mutilated, destroyed, lost or stolen debt securities;

     o    to maintain paying agencies; and

     o    to hold money for payment in trust.

COVENANT DEFEASANCE

         The indentures also allow us to choose whether covenant defeasance will apply to any series of debt securities. Unless we state otherwise in the prospectus supplement, covenant defeasance will be applicable to each series of debt securities.

         The indentures provide that if we choose to have the covenant defeasance provision applied to any debt securities, we need not comply with the covenants in the indentures, including under "Consolidation, Merger and Sale" and, in the case of the subordinated note indenture, the provisions relating to subordination. In addition, covenant defeasance would also render ineffective any Event of Default provisions relating to any restrictive covenants. Any of our other obligations affected by covenant defeasance will be specified in the prospectus supplement.

         In order to exercise the covenant defeasance option, we must put into place the same deposit in trust arrangement as discussed above under "Defeasance and Discharge" and we must deliver to the trustee a legal opinion of our counsel confirming that under the current U.S. law we may make the above deposit without causing you to recognize income, gain or loss for Federal income tax purposes or to be taxed on the notes any differently than if we did not make the deposit and just made the payments on the notes ourselves.

HIGHLY LEVERAGED TRANSACTION

         The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving GE that may adversely affect holders of the debt securities.

SUBORDINATION

         Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all Senior Debt of GE whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of assets of GE to creditors upon any:

     o    liquidation;

     o    dissolution;

     o    winding-up;

     o    reorganization;

     o    assignment for the benefit of creditors;

     o    marshaling of assets or any bankruptcy;

     o    insolvency; or

     o debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of GE,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and any premium and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

         Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities.

         No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

     o there has occurred and is continuing a default in any payment with respect to Senior Debt; or

     o there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

         "Debt" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

     o    every obligation of such person for money borrowed;

     o every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     o every reimbursement of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

     o every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

     o    every capital lease obligation of such person;

     o every obligation of others secured by a lien on any asset by such person;

     o every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise; and

     o    every obligation for claims in respect of derivative products.

         "Senior Debt" means the principal of, and any premium and interest on Debt of GE, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities and except certain non-recourse Debt.

         The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by GE.

GOVERNING LAW

         The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act applies.

CONCERNING THE TRUSTEE

         GE has had and may continue to have commercial and investment banking relationships with The Bank of New York in the ordinary course of business.

                           DESCRIPTION OF COMMON STOCK

         Set forth below is a description of the GE common stock. The following description of the GE common stock is a summary and is subject to the provisions of our certificate of incorporation, our by-laws and the relevant provisions of the law of New York.

         We are currently authorized to issue up to 13,200,000,000 shares of common stock, par value $.06 per share. As of September 30, 2003, we had outstanding approximately 10,040,860,000 shares of our common stock.

         Holders of the GE common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if preferred stock of GE is then outstanding, to any preferential rights of such preferred stock. Each share of GE common stock entitles the holder of record to one vote at all meetings of shareowners, and the votes are noncumulative. The GE common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.

         Dividends may be paid on the GE common stock out of funds legally available for dividends, when and if declared by GE's board of directors.

         The Bank of New York is the transfer agent and registrar for the GE common stock.

         We are also authorized to issue up to 50,000,000 shares of preferred stock, par value $1.00 per share, in series, but have not issued any of this preferred stock. If preferred stock is issued, GE's board of directors may fix the designation, relative rights, preferences and limitations of the shares of each series.

                             DESCRIPTION OF WARRANTS

         We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock, par value $.06 per share. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between GE and a banking institution organized under the laws of the United States or a state thereof. A form of warrant agreement will be filed as an exhibit to the Registration Statement.

         The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities or common stock and is not entitled to any payments on any debt securities or common stock issuable upon exercise of the warrants.

         A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:

     o    the title and the aggregate number of warrants;

     o the debt securities or common stock for which each warrant is exercisable;

     o the date or dates on which the right to exercise such warrants commence and expire;

     o    the price or prices at which such warrants are exercisable;

     o    the currency or currencies in which such warrants are exercisable;

     o the periods during which and places at which such warrants are exercisable;

     o    the terms of any mandatory or optional call provisions;

     o the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

     o    the identity of the warrant agent; and

     o    the exchanges, if any, on which such warrants may be listed.

         You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

                            DESCRIPTION OF GUARANTEES

         Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

         A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

         We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GE, the issuer of the applicable underlying security or otherwise.

                                  ERISA MATTERS

         GE has subsidiaries that provide services to many employee benefit plans. GE and any direct or indirect subsidiary of GE may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), with respect to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which GE or any direct or indirect subsidiary of GE is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Code to acquire the offered securities will be deemed to have represented that the acquisition and continued holding of the offered securities will be covered by a Department of Labor prohibited transaction class exemption. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

                              PLAN OF DISTRIBUTION

         We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

BY AGENTS

         If we sell securities through agents designated by us, unless indicated in the prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS OR DEALERS

         If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. The underwriter may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

         If we use dealers in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may resell the securities at varying prices determined at the time of resale.

BY US

         If we sell securities directly, no agents or underwriters will be involved.

GENERAL INFORMATION

         Underwriters, dealers, agents or direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions that we pay to them and any profit on their resale of the offered securities may be treated as underwriting discounts and commissions under the Act.

         We may have agreements with the underwriters, dealers and agents who participate in the sale of offered securities to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

         In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

     o A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     o A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     o A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

         These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

         We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities which will be paid for and delivered on a future date specified in the prospectus supplement. The obligations of any purchasers under these delayed delivery and payment arrangements will be subject to only limited conditions which will be specified in the prospectus supplement.

         The offered securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the offered securities.

         One or more of the underwriters, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

NASD REGULATIONS

         GECC Capital Markets Group, Inc. is an affiliate of GE and may participate as an underwriter in the distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as GECC Capital Markets Group, Inc. distributes an affiliated company's securities. GECC Capital Markets Group, Inc. has advised GE that any offering in which GECC Capital Markets Group, Inc. acts as an underwriter will comply with the applicable requirements of Rule 2720.

         The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering. All post-effective amendments or prospectus supplements disclosing the actual price and selling terms of each offering of the securities will be submitted to the NASD Corporate Financing Department at the same time they are filed with the SEC. The NASD Corporate Financing Department will be advised if, subsequent to the filing of any offering of the securities, any of our 5% or greater shareholders is or becomes an affiliate or associated person of an NASD member participating in the distribution of such securities. All NASD members participating in offerings of the securities understand the requirements that have to be met in connection with SEC Rule 415 and Notice to Members 88-101.

                                  LEGAL MATTERS

         Unless otherwise specified in the prospectus supplement accompanying this prospectus, Robert E. Healing, Corporate Counsel of GE, and Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, will provide opinions regarding the validity of the securities. Robert E. Healing beneficially owns or has rights to acquire an aggregate of less than 0.01% of common stock of GE. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel.

                                     EXPERTS

         KPMG LLP, independent certified public accountants, audited GE's consolidated financial statements as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002. GE's Current Report on Form 8-K filed April 10, 2003 includes these financial statements and the auditors' report. The audit report covering the December 31, 2002 consolidated financial statements refers to changes in the methods of accounting for goodwill and other intangible assets and for stock-based compensation in 2002, and changes in the methods of accounting for derivative instruments and hedging activities and impairment of certain beneficial interests in securitized assets in 2001. This prospectus incorporates the financial statements and report by reference, relying on KPMG LLP's authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing fee for Registration Statement                                $  404,500
Accounting fees and expenses                                            150,000*
Trustees' and Warrant Agents' fees and expenses
  (including counsel fees)                                               40,000*
Legal fees and expenses                                                 250,000*
Blue Sky filing and counsel fees                                         20,000*
Printing and engraving fees                                             300,000*
Rating Agency fees                                                      850,000*
Miscellaneous                                                            50,000*
                                                                     ----------
Total                                                                $2,064,500*
                                                                     ==========


--------
* Estimated, and subject to future contingencies.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 721 of the New York Business Corporation Law -- hereinafter, referred to as the "NYBCL" -- provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         Section 722 (a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

         Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized.
Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

         Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of
Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

         Section 6 of the restated certificate of incorporation, as amended, of GE provides in part as follows:

         "A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareowners for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York."

Article XI of the bylaws, as amended, of GE provides, in part, as follows:

         "The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this paragraph shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph."

GE has purchased liability insurance for its officers and directors as permitted by Section 726 of the NYBCL.

ITEM 16.  EXHIBITS.

 EXHIBIT      INCORPORATED BY REFERENCE
  NUMBER        TO FILINGS INDICATED                     DESCRIPTION
 -------   -------------------------------   -----------------------------------
   1(a)                                      Form of Underwriting  Agreement for
                                             debt securities  and/or warrants to
                                             purchase debt securities.

    (b) Form of Underwriting Agreement for common stock and/or warrants to purchase common stock.

    (c)*                                     Form of Distribution Agreement.

   4(a)    Exhibit 3 to GE's Current Report  Certificate  of  Incorporation,  as
             on Form 8-K filed May 1, 2000   amended, and By-laws, as amended.
             (File No. 1-35).

    (b)    Exhibit 4(a) to GE's Current      Senior Note  Indenture  dated as of
             Report on Form 8-K filed        January 1, 2003, between GE and The
             January 29, 2003                Bank of New York,  as  trustee  for
             (File No. 1-35).                the senior debt securities.

    (c) Form of Subordinated Note Indenture, between GE and The Bank of New York, as trustee for the subordinated debt securities.

     (d)*                                    Form of Guarantee.

     (e)*                                    Form of Warrant Agreement.

    5                                        Opinion of Robert E. Healing,  Esq,
                                             Corporate Counsel.

   12                                        Computation of ratio of earnings to
                                             fixed charges.

   23(a)                                     Consent  of KPMG  LLP,  independent
                                             public accountants.

     (b)                                     Consent of Robert E. Healing,  Esq.
                                             is included in his opinion referred
                                             to in Exhibit 5 above.

   24                                        Power of Attorney.

   25(a) T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee, in respect of the Senior Note Indenture.

     (b) T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee, in respect of the Subordinated Note Indenture.

----------
* To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference.


ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on the 26th day of November 2003.

                                            GENERAL ELECTRIC COMPANY


                                            By  /s/ Philip D. Ameen
                                                --------------------------------
                                                        PHILIP D. AMEEN
                                                (VICE PRESIDENT AND COMPTROLLER)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

             SIGNATURE                          TITLE                DATE
             ---------                          -----                ----

       * JEFFREY R. IMMELT
---------------------------------    Chairman of the Board and
        (JEFFREY R. IMMELT)          Chief Executive Officer
                                     (Principal Executive Officer
                                     and Director)
        * KEITH S. SHERIN
---------------------------------    Senior Vice President -
         (KEITH S. SHERIN)           Finance (Principal Financial
                                     Officer)

        * PHILIP D. AMEEN
---------------------------------    Vice President and        November 26, 2003
         (PHILIP D. AMEEN)           Comptroller (Principal
                                     Accounting Officer)

       * JAMES I. CASH, JR.
---------------------------------    Director
        (JAMES I. CASH, JR.)

      * DENNIS D. DAMMERMAN
---------------------------------    Director
       (DENNIS D. DAMMERMAN)

         * ANN M. FUDGE
---------------------------------    Director
          (ANN M. FUDGE)

     * CLAUDIO X. GONZALEZ
---------------------------------    Director
      (CLAUDIO X. GONZALEZ)

         * ANDREA JUNG
---------------------------------    Director
          (ANDREA JUNG)

        * ALAN G. LAFLEY
---------------------------------    Director
         (ALAN G. LAFLEY)

      * KENNETH G. LANGONE)
---------------------------------    Director
       (KENNETH G. LANGONE)

       * RALPH S. LARSEN
---------------------------------    Director
        (RALPH S. LARSEN)

     * ROCHELLE B. LAZARUS
---------------------------------    Director
      (ROCHELLE B. LAZARUS)

             SIGNATURE                            TITLE               DATE
             ---------                            -----               ----


---------------------------------      Director
           (SAM NUNN)

       * ROGER S. PENSKE
---------------------------------      Director
        (ROGER S. PENSKE)

       * GARY L. ROGERS
---------------------------------      Director
        (GARY L. ROGERS)

      * ANDREW C. SIGLER
---------------------------------      Director
       (ANDREW C. SIGLER)

     * ROGER J. SWIERINGA
---------------------------------      Director
      (ROGER J. SWIERINGA)

    * DOUGLAS A. WARNER III
---------------------------------      Director
     (DOUGLAS A. WARNER III)

      * ROBERT C. WRIGHT
---------------------------------      Director
       (ROBERT C. WRIGHT)

       * ROBERT E. HEALING
---------------------------------
        (ROBERT E. HEALING)

   *AS ATTORNEY-IN-FACT FOR THE
  INDIVIDUALS NOTED ABOVE WITH AN
             ASTERISK                                          November 26, 2003
  REPRESENTING A MAJORITY OF THE
         BOARD OF DIRECTORS